Q4 2020 Quarterly Update

CANNAE HOLDINGS Q4 2020 QUARTERLY UPDATE 1 To Our Valued Shareholders, As we conclude 2020 with our fourth quarter and full year results, I am pleased and proud of the work the team at Cannae has accomplished during an uncertain year. As we navigate the ongoing COVID-19 pandemic together, I trust our shareholders and constituents are both well and safe. That said, our team has been busy at work, as evident in our quarterly results and highlights. In my career, I have experienced many periods of dislocation and have used these periods of uncertainty to make opportunistic investments. Demand continues to increase for Cannae’s portfolio companies and thus an acceleration in the pace of opportunities for our business has also fast-tracked. This is further evident in both the announced definitive merger agreements of Foley Trasimene Acquisition Corp. II with Paysafe Group Holdings Limited and Foley Trasimene Acquisition Corp. with Alight Solutions. Both transactions are examples of companies that serve multitrillion-dollar industries which offer tremendous potential for future growth through scale and transformation led by ongoing technology initiatives. As we look to 2021, we are excited at the prospects that lay ahead for Cannae, focusing on investments that provide ample return to our shareholders. This latest quarter saw many signs of improvement in our portfolio businesses, our investment efforts broadly and the overall business climate. We are energized by the release of multiple COVID-19 vaccines both in the US and around the world and believe the ongoing reopening of the economy will benefit all our businesses. Cannae has been active in the SPAC market in the fourth quarter and early 2021 and we expect our pace of investment to continue. We have focused our efforts on high quality companies with defensible, profitable business models. We are confident our Quarterly Highlights In November 2020, Verge Heath was sold, resulting in proceeds to the Company of $10 Million through our interest in a co-investment with Triple Tree Capital Partners. The proceeds reflect a $5 Million gain over our cost basis and an $8 Million book gain. On November 9, 2020, Cannae sold 2.1 Million shares of common stock of Ceridian HCM Holding Inc. (“Ceridian”), at a price of $93.00 per share resulting in gross proceeds of $198.9 Million. On November 30, 2020, Cannae closed on a $100 Million margin loan agreement with an accordion feature that allows us to increase the capacity to $500 Million. On December 3, 2020, Cannae announced the promotion of David Ducommun to President of the Company, effective as of January 1, 2021. On December 7, we announced a $350 Million subscription to a private placement offering associated with Foley Trasimene Acquisition Corp. II’s (“BFT”) merger with Paysafe Group Holdings Limited (“Paysafe”). Cannae’s total investment in BFT and Paysafe will be approximately $500 Million upon closing of the merger for which we expect to receive 54.3 Million Paysafe common shares and 8.1 Million warrants to purchase Paysafe common shares inclusive of Cannae’s portion of Sponsor promote. On December 31, 2020, Cannae made a $12 Million additional investment in CorroHealth. On January 25, 2021, we announced a $250 Million subscription to a private placement offering associated with Foley Trasimene Acquisition Corp.’s (“WPF”) business combination with Alight Solutions (“Alight”). Cannae’s total investment in WPF and Alight will be approximately $400 Million upon closing of the merger for which we expect to receive 44.6 Million Alight common shares and 8.0 Million warrants to purchase Alight common shares inclusive of Cannae’s portion of Sponsor promote. On February 4, 2021, our joint venture with Senator Investment Group completed its exit from CoreLogic stock. With this transaction, Cannae will have earned $479 Million in proceeds from a $292 Million investment. On February 10, 2021, we announced Austerlitz Acquisition Corporation I (“AUS”) filed a registration statement related to its proposed $500 Million initial public offering (“IPO”). Cannae expects to hold an approximately 10% interest in the AUS sponsor, to invest in private placement warrants at the IPO and to purchase Class A shares and redeemable warrants at the closing of AUS’s initial business combination under a forward purchase agreement. On February 10, 2021, we announced Austerlitz Acquisition Corporation II (“ASZ”) filed a registration statement related to its proposed $1 Billion IPO. Cannae expects to hold an approximately 20% interest in the ASZ sponsor, to invest in private placement warrants at the IPO and to purchase Class A shares and redeemable warrants at the closing of ASZ’s initial business combination under a forward purchase agreement. Total Cannae shareholder equity was $3.8 Billion, or $41.22 per share, as of December 31, 2020, compared to $1.5 Billion, or $18.72 per share, at December 31, 2019. WILLIAM P. FOLEY, II Chairman ON THE COVER: Hannibal's crossing of the Alps in 218 BC was one of the major events of the Second Punic War, and one of the most celebrated achievements of any military force in ancient warfare. CANNAE HOLDINGS Q4 2020 QUARTERLY UPDATE 1 disciplined, value based, investment principles will continue to deliver superior returns to our shareholders. Today, Cannae's stock remains significantly undervalued relative to the intrinsic value of its portfolio companies.

SELECT PORTFOLIO UPDATES

dun & bradstreet

Three Months Ended December 31,	2020	2019
Revenue	$ 480.1M	$ 432.7M
Net income (loss)	$ $7.0M	$ (263.3M)
Adjusted EBITDA	$ 208.9M	$ 158.0M

Dun & Bradstreet (NYSE: DNB) remains Cannae's largest investment by market value at approximately $2 Billion, an over 3x return on our initial $526 Million investment, excluding our follow-on IPO investment. D&B ended 2020 with over 10% annual pro forma revenue growth and strong momentum going into 2021 as year-end customer renewals and the acquisition of Bisnode provide tailwinds for next year. We expect D&B to remain acquisitive in 2021 and build on the strong foundations of its proprietary data set and the ubiquity of the DUNS number as a unique corporate identifier. The ongoing pandemic has shown how much governments and businesses rely on D&B's data assets to navigate international supply chains. One success story we can report from the pandemic was D&B's ability to assist federal, state and local governments to locate critical supplies of personal protective equipment when found in short supply early in the spring and summer.

CERIDIAN

Cannae's second largest holding is Ceridian (NYSE: CDAY), where we hold approximately 14 Million shares worth approximately $1.4 Billion. We continue to believe in the strength of Ceridian's product suite and the marketplace benefits of SAAS/cloud conversion and its growth trajectory. Ceridian is well-positioned to benefit from both the conversion of legacy bureau clients to its SAAS platform, as well as significant net new customer wins. Add to that an expanding product suite, including Powerpay, which enables small businesses to uninterruptedly calculate and if necessary, disperse payroll throughout the pay period. Lastly, any increase in interest rates over the long run will only further boost Ceridian's performance of float income.

AMERILIFE

Our $120 Million investment in AmeriLife (20% interest) has outperformed our expectations both in the pace and quality of its acquisitions as well as in its organic sales performance, particularly in fixed income annuities and Medicare Advantage plan sales. AmeriLife provides retirees a "kitchen table" sales service to help them holistically assess their retirement, health and income security needs. We believe in the AmeriLife thesis that health and wealth retirement planning are inextricably linked and that today's retirees prefer to talk to a person versus hand their future over to an online algorithm. Last month AmeriLife celebrated its 50th anniversary and now has more than 200,000 agents nationwide in nearly 60 insurance agency offices and 35 marketing organizations, covering 43 states.

CANNAE HOLDINGS Q4 2020 QUARTERLY UPDATE 2

CorroHealth

Cannae has invested $72.5 Million in CorroHealth. CorroHealth had a productive year following the closing of the platform transaction in December 2019 which merged T Systems, TrustHCS, VisionaryRCM and RevCycle. CorroHealth integrated these businesses, delivered on revenue / cost synergies and defined its unified go-to market strategy, resulting in higher bookings. CorroHealth also had to address the impact of COVID-19 as its primary provider business slowed when people began deferring elective procedures in the second quarter and had to balance its workforce in both the US and India. In the fourth quarter, Cannae contributed an additional $12 Million for an acquisition which further diversifies CorroHealth's revenue base and drives additional higher-value recurring revenue to the platform. We remain excited about the longer-term prospects for CorroHealth as the economy reopens and CorroHealth is able to integrate all its businesses, effectively cross sell and increase higher value revenue streams.

optimalblue

Three Months Ended December 31,		2020		2019
Revenue	$	38.7M	$	30.2M
Net loss	$	(20.8M)	$	(2.2M)
Adjusted EBITDA	$	19.7M	$	11.7M

Cannae made its investment in Optimal Blue on September 15, 2020. Financial information for the three months ended December 31, 2019 is presented for comparative purposes.

We have a $289 Million investment in Optimal Blue (20% interest), a leading provider of pricing analytics to the mortgage industry. Optimal Blue finished the year above our internal budget expectations and has strong momentum going into 2021 as the mortgage origination market remains robust and secondary trading levels are gaining momentum. Recently, the company pushed through a price increase without a single customer loss which we expect to provide strong tailwinds into 2021.

CoreLogic

Through February 2021, we have liquidated our position in CoreLogic for total proceeds to Cannae of $479 Million, on an investment of $292 Million, for gross gains of $187 Million or a 77% IRR in a weighted average investment period of less than one year.

Other Investments

Our restaurant businesses remain impacted by the strong challenges associated with COVID-19 restrictions, while lot sales in our real estate development projects experienced stronger demand as more professionals work from home.

SPAC UPDATES

FOLEY TRASIMENE ACQUISITION CORP. II — Paysafe:

On December 7, 2020, we announced our intent to invest $350 Million as part of a private placement in conjunction with the announced Foley Trasimene Acquisition Corp. II (BFT) and PaySafe definitive merger. PaySafe is a global leader in online payment processing with deep domain expertise in iGaming. The Cannae investment is in addition to the previously announced $150 Million forward purchase commitment, both of which will occur concurrently with the closing of the BFT and PaySafe business combination. This transaction reflects an implied pro forma enterprise value for PaySafe of approximately $9 Billion. For the Company's total investment of approximately $500 Million in the BFT and Paysafe merger, Cannae will receive 54.3 Million Paysafe common shares and 8.1 Million Paysafe warrants. Excluding any value from the warrants, Cannae's implied cost per share is $9.11. As of February 19, 2021, shares of BFT trade in excess of $17.00 per share, implying a gross gain to Cannae of nearly $450 Million.

CANNAE HOLDINGS Q4 2020 QUARTERLY UPDATE 3

CANNAE HOLDINGS Q4 2020 QUARTERLY UPDATE 4 On January 25, 2021, Cannae announced the intent to invest $250 Million as part of a private placement in conjunction with the announced Foley Trasimene Acquisition Corp. (WPF) and Alight definitive merger. Alight is the leading provider of employee engagement platforms serving half the Fortune 500 and over 30 Million covered lives. Alight’s platform helps employers and employees navigate health, wealth and other benefit elections and serves as a gateway into other forms of employee engagement including wellness and continuing education. The Cannae investment is in addition to the previously announced $150 Million forward purchase commitment, both of which will occur concurrently with the closing of WPF and Alight business combination. This transaction reflects an implied pro forma enterprise value for Alight of approximately $7.3 Billion. For the Company’s total investment of approximately $405 Million in WPF and Alight merger, Cannae will receive 44.6 Million shares of Alight common stock and 8 Million Alight warrants. Excluding any cost of the warrants, Cannae’s implied cost per share is $8.96. As of February 19, 2021, shares of WPF trade for approximately $11.00 per share, implying a more than $90 Million gain for Cannae. Cannae also invested in Trebia Acquisition Corp. (“TREB”), putting up an investment of $1.9 Million for founder shares and private placement warrants, in addition to entering into a forward purchase commitment of $75 Million. Management continues to be actively engaged in screening potential targets for this investment vehicle. Trebia has a target acquisition size of between $1.5 and $2.5 Billion. Austerlitz Acquisition Corporation I and Austerlitz Acquisition Corporation II In January 2021, two new SPACs, Austerlitz Acquisition Corporation I (“AUS”) and Austerlitz Acquisition Corporation II (“ASZ”), filed registration statements to raise $500 Million and $1 Billion, respectively. Cannae will have an economic interest of approximately 10% and 20%, respectively in the sponsors of AUS and ASZ. Cannae is expecting to invest $1.2 Million for 800,000 private placement warrants when AUS completes its IPO, and $50 Million at the closing of AUS’s initial business combination in a forward purchase agreement for 5 Million Class A shares and 1.25 Million redeemable warrants. Additionally, we are expecting to invest $22 Million in ASZ for 14.7 Million private placement warrants when ASZ completes its IPO, and $125 Million at the closing of ASZ’s initial business combination in a forward purchase agreement for 12.5 Million Class A shares and 3.125 Million redeemable warrants. WILLIAM P. FOLEY, II Chairman

CANNAE HOLDINGS Q4 2020 QUARTERLY UPDATE 5 Consolidated Statements of Operations (In Millions, except per share amounts) (Unaudited) Three Months Ended December 31, 2020 2019 Restaurant revenue $ 161.0 $ 271.3 Other operating revenue 9.4 7.2 Total operating revenue 170.4 278.5 Cost of restaurant revenue 148.7 234.1 Personnel costs 25.6 28.2 Depreciation and amortization 8.5 10.9 Other operating expenses, including asset impairments 48.7 58.5 Goodwill impairment — 10.4 Total operating expenses 231.5 342.1 Operating loss (61.1) (63.6) Interest, investment and other income 2.0 1.9 Interest expense (2.6) (3.4) Recognized gains and losses, net 679.4 188.1 Total other income 678.8 186.6 Earnings before tax 617.7 123.0 Income tax expense 145.6 8.0 Equity in earnings (losses) of unconsolidated affiliates 55.5 (64.3) Losses from discontinued operations, net of tax — (44.5) Less: loss attributable to noncontrolling interests (3.7) (18.3) Net earnings attributable to Cannae common shareholders $ 531.3 $ 24.5 Per share amounts: EPS from continuing operations - basic $ 5.81 $ 0.92 EPS from discontinued operations - basic — (0.59) EPS attributable to Cannae common shareholders - basic $ 5.81 $ 0.33 EPS from continuing operations - diluted $ 5.80 $ 0.91 EPS from discontinued operations - diluted — (0.58) EPS attributable to Cannae common shareholders - diluted $ 5.80 $ 0.33 Cannae weighted average shares - basic 91.4 73.7 Cannae weighted average shares - diluted 91.6 74.0 Adjusted EBITDA reconciliation: Earnings before tax $ 617.7 $ 123.0 Interest expense (2.6) (3.4) Depreciation and amortization 8.5 10.9 EBITDA $ 628.8 $ 137.3 Non-cash recognized gains and losses, net (635.5) — Asset impairment charges 7.9 43.3 Adjusted EBITDA $ 1.2 $ 180.6

CANNAE HOLDINGS Q4 2020 QUARTERLY UPDATE 6 Consolidated Statements of Operations (In Millions, except per share amounts) (Unaudited) Year Ended December 31, 2020 2019 Restaurant revenue $ 559.7 $ 1,043.3 Other operating revenue 26.0 26.7 Total operating revenue 585.7 1,070.0 Cost of restaurant revenue 524.3 912.8 Personnel costs 94.8 90.3 Depreciation and amortization 30.7 40.7 Other operating expenses, including asset impairments 116.7 133.4 Goodwill impairment 7.7 10.4 Total operating expenses 774.2 1,187.6 Operating loss (188.5) (117.6) Interest, investment and other income 17.2 15.6 Interest expense (9.0) (17.8) Recognized gains and losses, net 2,362.2 357.7 Total other income 2,370.4 355.5 Earnings before tax 2,181.9 237.9 Income tax expense 481.2 24.2 Equity in earnings (losses) of unconsolidated affiliates 59.1 (115.1) Loss from discontinued operations, net of tax — (51.8) Less: losses attributable to non-controlling interests (26.4) (30.5) Net earnings attributable to Cannae common shareholders $ 1,786.2 $ 77.3 Per share amounts: EPS from continuing operations - basic $ 20.84 $ 1.77 EPS from discontinued operations - basic — (0.70) EPS attributable to Cannae common shareholders - basic $ 20.84 $ 1.07 EPS from continuing operations - diluted $ 20.79 $ 1.76 EPS from discontinued operations - diluted — (0.69) EPS attributable to Cannae common shareholders - diluted $ 20.79 $ 1.07 Cannae weighted average shares - basic 85.7 72.2 Cannae weighted average shares - diluted 85.9 72.4 Adjusted EBITDA reconciliation: Earnings before tax $ 2,181.9 $ 237.9 Interest expense (9.0) $ (17.8) Depreciation and amortization 30.7 40.7 EBITDA $ 2,221.6 $ 296.4 Non-cash recognized gains and losses, net (1,644.5) — Asset impairment charges 24.4 52.0 Adjusted EBITDA $ 601.5 $ 348.4

CANNAE HOLDINGS Q4 2020 QUARTERLY UPDATE 7 Consolidated Balance Sheets (In Millions) (Unaudited) Dec 31, 2020 Dec 31, 2019 Current assets: Cash and cash equivalents $ 724.7 $ 533.7 Fixed maturity securities available for sale, at fair value 35.2 — Other current assets 84.3 97.2 Total current assets 844.2 630.9 Equity securities, at fair value 1,799.1 — Investments in unconsolidated affiliates 1,453.0 836.5 Lease assets 202.3 192.9 Property and equipment, net 145.8 162.6 Other intangible assets, net 51.8 63.1 Goodwill 53.4 66.1 Deferred tax assets — 54.5 Fixed maturity securities available for sale, at fair value — 19.2 Other long term investments and noncurrent assets 63.8 66.4 Total assets $ 4,613.4 $ 2,092.2 Current liabilities: Accounts payable and other accrued liabilities, current $ 93.2 $ 86.4 Lease liabilities, current 26.2 41.5 Income taxes payable 47.4 37.4 Deferred revenue 23.9 26.4 Notes payable, current 11.3 7.0 Total current liabilities 202.0 198.7 Notes payable, long term 52.2 120.1 Deferred tax liabilities 325.3 — Lease liabilities, long term 195.6 199.7 Accounts payable and other accrued liabilities, long term 53.1 43.9 Total liabilities 828.2 562.4 Additional paid-in capital 1,875.8 1,396.7 Retained earnings 1,929.8 143.6 Treasury stock (21.1) (5.9) Accumulated other comprehensive loss (4.9) (45.9) Noncontrolling interests 5.6 41.3 Total equity 3,785.2 1,529.8 Total liabilities and equity $ 4,613.4 $ 2,092.2

Book Value Summary

(In Millions, except per share amounts)

The following is a summary of the book value of the Company by investment and by other asset and liabilities, net of applicable taxes:		**Dec 31, 2020** *(Unaudited)*		**Dec 31, 2019** *(Unaudited)*
Ceridian	$	1,215.7	$	306.1
Dun & Bradstreet		668.5		415.3
Optimal Blue		281.7		—
Senator Joint Venture		259.6		91.7
Special Purpose Acquisition Vehicles		252.6		—
AmeriLife		118.3		—
Restaurant Group		109.8		125.5
CorroHealth		79.6		66.7
Holding company cash		666.0		465.2
Other investments and holding company assets and liabilities, net		127.8		93.0
Holding company debt		—		(75.0)
Cannae book value	**$**	**3,779.6**	**$**	**1,488.5**
Outstanding Cannae shares		**91.7**		**79.5**
Cannae book value per share	**$**	**41.22**	**$**	**18.72**

Cost of Invested Capital

(In Millions)

The following is the cost of invested capital for the portion of the Company's portfolio used in determining management fees payable to our external manager, Trasimene Capital Management, LLC.		**As of Dec 31, 2020** *(Unaudited)*
Dun & Bradstreet	$	726.1
Optimal Blue		289.0
Senator Joint Venture		164.6
Restaurant Group		145.4
AmeriLife		121.3
CorroHealth (f/k/a Coding Solutions)		72.5
Other		94.6
Total cost of invested capital	**$**	**1,613.5**

CANNAE HOLDINGS Q4 2020 QUARTERLY UPDATE 8

CANNAE HOLDINGS Q4 2020 QUARTERLY UPDATE 9 Use of Non-GAAP Financial Information Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for finan- cial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures for certain investments which we believe provides useful informa- tion to investors and ratings agencies regarding our affiliates’ results, operating trends and performance between periods. We define our consolidated Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, and amortization, as adjusted to exclude non-cash gains and impairment charges. We present our consolidated Adjusted EBITDA because we believe it provides management and investors with meaningful information about the non-cash results of the company. Any non-GAAP measures have important limitations as analytical tools and should be considered in context with the GAAP financial presentation and should be viewed in addition to and not be considered in isolation or as a substitute for analysis of results reported in accordance with GAAP. Further, our non-GAAP measures may be calculated differently from similarly titled measures of other companies in their respective industries. Reconciliations of these non-GAAP measures to related GAAP measures are provided below. Dun & Bradstreet D&B’s non-GAAP measures include adjusted earnings before interest, taxes and depreciation and amortization (adjusted EBITDA). Adjusted results are non-GAAP measures that adjust for the impact due to purchase accounting application and divestitures, restructuring charges, equity-based compensation, acquisition and divestiture-related costs (such as costs for bankers, legal fees, due diligence, retention payments and contingent consideration adjustments) and other non-core gains and charges that are not in the normal course of our business (such as gains and losses on sales of businesses, impairment charges, effect of significant changes in tax laws and material tax and legal settlements). We present D&B’s adjusted EBITDA because D&B believes that these supplemental non-GAAP financial measures provide useful information to investors and rating agencies regarding its results, operating trends and performance between periods. D&B management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. These non-GAAP measures are among the factors D&B management uses in planning for and forecasting future periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, D&B’s reported results prepared in accordance with GAAP. D&B’s adjusted EBITDA is defined as net income or loss excluding the following items: (i) depreciation and amortization; (ii) interest expense and income; (iii) income tax benefit or provision; (iv) other expenses or income; (v) equity in net income of affiliates; (vi) net income attributable to noncontrolling interests; (vii) dividends allocated to preferred stockholders; (viii) other incremental or reduced expenses from the application of purchase accounting (e.g. commission asset amortization); (ix) equity-based compensation; (x) restructuring charges; (xi) merger and acquisition related operating costs; (xii) transition costs primarily consisting of non-recurring incentive expenses associated with D&B’s synergy program; (xiii) legal reserve and costs associated with significant legal and regulatory matters; and (xiv) asset impairment. D&B excludes amortization of recognized intangible assets resulting from the application of purchase accounting because it is non-cash and not indicative of its ongoing and underlying operating performance. Recognized intangible assets arise from acquisitions, or primarily D&B’s accounting for its privatization in 2019. D&B believes that recognized intangible assets by their nature are fundamentally different from other depreciating assets that are replaced on a predictable operating cycle. Unlike other depreciating assets, such as developed and purchased software licenses or property and equipment, there is no replacement cost once these recognized intangible assets expire and the assets are not replaced. Additionally, D&B’s costs to operate, maintain and extend the life of acquired intangible assets and purchased intellectual property are reflected in its operating costs as personnel, data fee, facilities, overhead and similar items. Management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of recognized intangible assets will recur in future periods until such assets have been fully amortized. Optimal Blue We include Optimal Blue and its predecessor entities Adjusted EBITDA, a non-GAAP financial measure, in this release. Adjusted EBITDA is used by management to assess performance of Optimal Blue. Optimal Blue’s Adjusted EBITDA is defined as net income or loss before interest, taxes, depreciation, and amortization, as adjusted to exclude, non-recurring transaction and integration costs related to Black Knight’s acquisition of Optimal Blue and Optimal Blue’s predecessor entities’ historical acquisitions, equity-based compensation expense, historical non-recurring expenses of Optimal Blue’s predecessor entities and management consulting fees paid by Optimal Blue’s predecessor entities to certain of its previous equity holders. Management believes that Adjusted EBITDA is helpful in highlighting the performance trends of Optimal Blue because it excludes non-cash costs and the results of decisions that are outside the normal course of Optimal Blue’s ongoing business operations.

CANNAE HOLDINGS Q4 2020 QUARTERLY UPDATE 10 Dun & Bradstreet Cannae accounts for its investment in D&B using the equity method of accounting; therefore, its results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of D&B’s net earnings or loss in earnings (loss) from equity investees in our consolidated results of operations. See the Company’s Annual Report on Form 10-K for further information on the Company’s accounting for its investments in D&B. Further information on Dun & Bradstreet’s (NYSE: DNB) financial results can be found in its filings with the SEC and its investor relations website at http://investor.dnb.com. D&B Adjusted EBITDA Reconciliation (In Millions) (Unaudited) Three Months Ended December 31, 2020 2019 Net income (loss) attributable to D&B $ 7.0 $ (263.3) Depreciation and amortization 135.9 141.8 Interest expense, net 49.2 82.6 Income tax provision (benefit) 0.6 (34.1) EBITDA 192.7 (73.0) Other (income) expense, net (30.2) 173.4 Equity in net income of affiliates (0.4) (0.8) Net income attributable to non-controlling interest 1.3 3.2 Dividends allocated to preferred stockholders — 32.0 Other reduced expenses from the application of purchase accounting (4.4) (4.9) Equity-based compensation 6.5 3.9 Restructuring costs 18.6 7.7 Merger and acquisition-related operating costs 7.4 1.5 Transition costs 9.6 13.9 Legal reserve associated with significant legal and regulatory matters 3.9 — Asset impairment 3.9 1.1 Adjusted EBITDA $ 208.9 $ 158.0

CANNAE HOLDINGS Q4 2020 QUARTERLY UPDATE 11 Optimal Blue Cannae accounts for its investment in Optimal Blue using the equity method of accounting; therefore, its results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of Optimal Blue’s net earnings or loss in earnings (loss) from equity investees in our consolidated results of operations. We acquired our initial interest in Optimal Blue on September 15, 2020. Financial information for the three months ended December 31, 2019 represents the historical information of Optimal Blue, LLC and Compass Analytics, LLC, the operating businesses which now make up the entity in which we are invested in, and is presented for comparative purposes. See the Company’s Annual Report on Form 10-K for further information on the Company’s accounting for its investment in Optimal Blue. Optimal Blue Adjusted EBITDA Reconciliation (In Millions) (Unaudited) Three Months Ended December 31, 2020 2019 Net loss $ (20.8) $ (2.2) Interest expense 7.9 3.6 Income tax (benefit) expense (4.9) 0.6 Depreciation and amortization 33.7 6.3 EBITDA 15.9 8.3 Transaction and integration costs 2.8 1.3 Equity-based compensation 1.0 0.6 Other non-recurring expenses — 1.3 Management fees — 0.2 Adjusted EBITDA $ 19.7 $ 11.7

CANNAE HOLDINGS Q4 2020 QUARTERLY UPDATE 12 About Cannae Holdings, Inc. Cannae Holdings, Inc. (NYSE: CNNE) is engaged in actively managing and operating a group of companies and investments, as well as making additional majority and minority equity portfolio investments in businesses in order to achieve superior financial performance and maximize the value of these assets. Cannae was founded and is led by investor William P. Foley, II. Foley is responsible for the creation and growth of over $140 Billion in publicly traded companies including Fidelity National Information Services (“FIS”), Fidelity National Financial (“FNF”), and Black Knight, Inc. (“BKI”). Cannae’s current principal holdings include Dun & Bradstreet Holdings, Inc. (“DNB”), which recently completed a successful business transformation and IPO. Cannae holds an approximately 18% interest in Dun & Bradstreet or ~76 Million shares. Cannae’s second principal holding is Ceridian (“CDAY”), which Foley transformed from a legacy payroll bureau into a leading cloud based provider of human capital management software. Cannae owns 9.5% of Ceridian representing approximately 14 Million shares. Forward-Looking Statements and Risk Factors This document contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions, or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, changes in the financial markets, and changes in the conditions resulting from the outbreak of a pandemic, such as the novel COVID-19 (“COVID-19”); the overall impact of the outbreak of COVID-19 and measures to curb its spread, including the effect of governmental or voluntary mitigation measures such as business shutdowns, social distancing, and stay-at-home orders; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; risks associated with our split-off from Fidelity National Financial, Inc., including limitations on our strategic and operating flexibility related to the tax-free nature of the split-off and the Investment Company Act of 1940; risks and uncertainties related to the success of our externalization. This document should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-Q,10-K and other filings with the Securities and Exchange Commission.

MANAGEMENT TEAM William P. Foley, II Chairman Richard N. Massey Chief Executive Officer David W. Ducommun President Bryan D. Coy Chief Financial Officer Michael L. Gravelle EVP, General Counsel & Corporate Secretary Ryan R. Caswell SVP, Corporate Finance Brett A. Correia Chief Accounting Officer COMMON SHARE LISTING Our common stock is listed on the New York Stock Exchange under the symbol CNNE. INDEPENDENT AUDITORS Deloitte & Touche LLP 3883 Howard Hughes Parkway, Suite 400 Las Vegas, NV 89169 BOARD OF DIRECTORS William P. Foley, II Chairman Cannae Holdings, Inc. Managing Member Trasimene Capital Management, LLC David Aung, CFA Investment Officer City of San Jose, California Hugh R. Harris Retired Chief Executive Officer Lender Processing Services, Inc. C. Malcolm Holland Chairman & Chief Executive Officer Veritex Holdings, Inc. Mark D. Linehan President & Chief Executive Officer Wynmark Company Frank R. Martire Executive Chairman NCR Corporation Richard N. Massey Chief Executive Officer Cannae Holdings, Inc. Senior Managing Director Trasimene Capital Management, LLC Erika Meinhardt Executive Vice President Fidelity National Financial, Inc. Barry B. Moullet Supply Chain Consultant Board Member CiCi’s Pizza James B. Stallings, Jr. Managing Partner PS27 Ventures, LLC Frank P. Willey Partner Hennelly & Grossfeld LLP TRANSFER AGENT Continental Stock Transfer & Trust 1 State Street, 30th Floor New York, NY 10004 (212) 509-4000 PUBLICATIONS The Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q are available on the Investor Relations section of the Company’s website at cannaeholdings.com. A Notice of Annual Meeting of Shareholders and Proxy Statement are furnished to shareholders in advance of the Annual Meeting. INVESTOR RELATIONS Solebury Trout Jamie Lillis, jlillis@soleburytrout.com Shannon Devine, sdevine@soleburytrout.com Cannae Holdings, Inc. 1701 Village Center Circle Las Vegas, NV 89134 (702) 323-7330 cannaeholdings.com Corporate Information